UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2025

BRIDGELINE DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Sylvan Road, Suite G700
Woburn, MA 01801
(Address of principal executive offices, zip code)

(781) 376-5555
(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLIN	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2025, Bridgeline Digital, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement between the Company and Roger “Ari” Kahn, its President and Chief Executive Officer, effective January 1, 2025 (the “Amended and Restated Employment Agreement”). The Amended and Restated Employment Agreement supersedes and replaces Mr. Kahn’s Employment Agreement with the Company, dated September 13, 2019, as amended.

The Amended and Restated Employment Agreement provides for a term of continued employment through September 30, 2026, with automatic one-year renewals at the end of each fiscal year unless earlier terminated.

The Amended and Restated Employment Agreement also provides for the following: (i) an increase in Mr. Kahn’s annual salary to $421,500 (payable in semi-monthly installments); (ii) the opportunity for Mr. Kahn to earn an incentive bonus with a targeted amount of $215,000, based on performance criteria determined by the Compensation Committee of the Board of Directors in its sole discretion; and (iii) the Company’s right, but not its obligation, to issue discretionary equity incentive awards to Mr. Kahn, subject to applicable award agreements, equity incentive plans, and other such applicable terms, restrictions, and provisions.

The Amended and Restated Employment Agreement also provides severance benefits to Mr. Kahn (or in the event of his subsequent death, to his surviving spouse, or if none, to his estate) in the event that his employment is terminated by the Company other than for Cause (as defined therein), or if he resigns from the Company for Good Reason (as defined therein). These severance benefits include, among other things:

●	Accrued but unpaid compensation.

●
Twelve (12) months of his base salary and his applicable bonus (or eighteen (18) months of his base salary and his applicable bonus if the termination occurs within the period beginning three (3) months before and ending eighteen (18) months after a Change in Control (as defined therein)).

●	A pro-rated portion of his annual bonus for the year of termination.

●
Coverage of the Company’s portion of Mr. Kahn’s COBRA health insurance premiums for a period of twelve (12) months (or eighteen (18) months if the termination occurs within three (3) months before or eighteen (18) months after a Change in Control), subject to earlier termination in the event Mr. Kahn obtains new employment that provides health benefits.

●	Unvested equity awards fully vesting and becoming immediately exercisable upon termination.

The Amended and Restated Employment Agreement includes standard restrictive covenants and confidentiality obligations.

The foregoing is only a summary of the material terms of the Amended and Restated Employment Agreement and is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Amended and Restated Employment Agreement, dated February 3, 2025 between Bridgeline Digital, Inc. and Roger “Ari” Kahn

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)
Date: February 7, 2025

	By:	/s/ Thomas R. Windhausen
Thomas R. Windhausen
Chief Financial Officer